Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 1, 2012, except for the retroactive effect of the 1-for-6.0647352 reverse stock split as described in Note 1, as to which the date is November 5, 2012, in the Amendment No. 5 to the Registration Statement (Form S-1/A) and related Prospectus of Singulex, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California
November 5, 2012